UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2022 (March 7, 2022)

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Ninth Avenue

New York, NY 10011

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Chief Executive Officer

On March 7, 2022, Howard Lerman notified the Company’s board of directors (the “Board”) of his intention to step down from his position as Chief Executive Officer of the Company effective March 25, 2022. Mr. Lerman will also resign from the Board and will be transitioning to a new role as an advisor to the Company effective March 25, 2022. On March 8, 2022, Mr. Lerman and the Company entered into an advisory agreement with a term of one year. Unvested options and restricted stock units granted to Mr. Lerman will be forfeited as of March 25, 2022; however, his vested options will not start their post-termination exercise period until after the end of the advisory period. In addition, Mr. Lerman will no longer be a participant in the Company’s Change in Control and Severance Policy effective March 25, 2022. Mr. Lerman’s resignation did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices.

The Board has appointed Michael Walrath, the Chairman of the Board, to succeed Mr. Lerman as Chief Executive Officer, principal executive officer and principal operating officer of the Company, effective March 25, 2022. In connection with Mr. Walrath’s appointment as the Company’s Chief Executive Officer, on March 8, 2022, the Company entered into an employment letter with Mr. Walrath effective as of March 25, 2022. The employment agreement provides that Mr. Walrath will not receive any cash compensation and will receive a grant of 2,000,000 performance-based restricted stock units (the “PSUs”) outside of the Company’s stockholder-approved 2016 Equity Incentive Plan (the “2016 Plan”) in reliance on the inducement award exception contained in NYSE Listing Rule 303A.08. The PSUs will be subject a stand-alone PSU agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The PSUs become eligible to vest (“Eligible PSUs”) based upon achievement of the following stock price targets (measured based on the average closing price of the Company’s common stock for any 30 consecutive trading day period (“Stock Price Achievement”)):

•	Tranche 1: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $15.

•	Tranche 2: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $17.

•	Tranche 3: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $19.

•	Tranche 4: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $21.

If any tranche becomes Eligible PSUs, then 1/16 of the Eligible PSUs of the applicable earned tranche will vest quarterly on each of June 20, September 20, December 20 and March 20, in each case subject to his continued service on each such date. Currently, Mr. Walrath will receive no other compensation for this new role.

Mr. Walrath has served as the Chairman of our Board since March 2011 and has served as a director since November 2009. Mr. Walrath was the Founder and Chief Executive Officer of Right Media, an online advertising company, from January 2003 until its acquisition by Yahoo! in 2007. Mr. Walrath has served on the board of directors of Lerer Hippeau Acquisition Corp., a publicly traded corporation, since March 2021, and also sits on the boards of directors of a number of private software and media companies. Mr. Walrath holds a B.A. in English from the University of Richmond.

There are no arrangements or understandings between Mr. Walrath and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company. There are no family relationships between Mr. Walrath and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Walrath pursuant to Item 404(a) of Regulation S-K.

Departure and Appointment of Chief Financial Officer

On March 7, 2022, Steven Cakebread notified the Board of his intention to step down from his position as Chief Financial Officer of the Company effective March 25, 2022. In connection with his separation, Mr. Cakebread will become entitled to receive (i) accelerated vesting of 100,000 outstanding and unvested restricted stock units, (ii) 6 months of base salary continuation, and (iii) a lump sum payment equal to 50% of his target annual bonus, subject to him signing and not revoking a release of claims with the Company following his termination date. As part of the separation agreement, Mr. Cakebread agrees that his outstanding stock options from his 2017 grant will forfeit upon his termination of employment.

The Board has appointed Darryl Bond, the Company’s Executive Vice President and Chief Accounting Officer, to succeed Mr. Cakebread as Chief Financial Officer and principal financial officer of the Company, effective March 25, 2022. Mr. Bond will continue to serve as the Company’s Chief Accounting Officer and principal accounting officer. In connection with Mr. Bond’s appointment as the Company’s Chief Financial Officer, effective March 25, 2022, Mr. Bond’s base salary will be increased to $400,000 and his target annual cash incentive compensation was increased to $250,000. The amount of annual cash incentive compensation will be determined pursuant to the executive bonus plan approved by the compensation committee of the Board. Mr. Bond will also receive a grant of 600,000 restricted stock units of which one-sixteenth of shares subject to award vests on June 20, 2022 and then quarterly thereafter on each of September 20, December 20 and March 20 of each year, in each case subject to his continued service on each such date.

Mr. Bond joined the Company in January 2015 as Corporate Controller, and has served as the Company’s Chief Accounting Officer since March 2017. Prior to joining the Company, he was at Ernst & Young LLP from 2002 to 2014. Mr. Bond holds a B.S. in Accounting from the University of Connecticut and an M.B.A from Columbia Business School.

There are no arrangements or understandings between Mr. Bond and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Bond and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Bond pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On March 7, 2022, the Board appointed Marc Ferrentino, the Company’s Chief Strategy Officer, as President and Chief Operating Officer of the Company. In connection with Mr. Ferrentino’s appointment as President and Chief Operating Officer, effective March 7, 2022, Mr. Ferrentino’s base salary was increased to $500,000 and his target annual cash incentive compensation was increased to $325,000. The amount of annual cash incentive compensation will be determined pursuant to the executive bonus plan approved by the compensation committee of the Board. Mr. Ferrentino also received a grant of 600,000 restricted stock units of which one-sixteenth of shares subject to award vests on June 20, 2022 and then quarterly thereafter on each of September 20, December 20, and March 20 of each year, in each case subject to his continued service on each such date.

Named Executive Officer Compensation

On March 7, 2022, the compensation committee of the Board approved the following special retention awards, each consisting of (i) a cash retention bonus and (ii) restricted stock units, to the named executive officers of the Company listed below:

Name and Principal Position	Cash Bonus ($)(1)	Restricted Stock Unit Awards (shares subject to award)
David Rudnitsky Chief Revenue Officer	$341,250	80,411	(2)
Marc Ferrentino President and Chief Operating Officer	$308,750	50,000	(2)
Ho Shin EVP & General Counsel	$273,000	30,000	(2)

(1)	Lump sum amount to be paid on the first payroll date of February 2023.
(2)	100% of the restricted stock units shall vest on December 20, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Michael Walrath
10.2	Form of Stand-Alone Inducement Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: March 8, 2022